Exhibit 10.1

EXECUTION VERSION

$300,000,000

W&T OFFSHORE, INC.

8.500% SENIOR NOTES DUE 2019

PURCHASE AGREEMENT

October 17, 2012

October 17, 2012

Morgan Stanley & Co. LLC

As Representative of the several

Initial Purchasers named in Schedule I attached hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

W&T Offshore, Inc., a Texas corporation (the “Company”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $300,000,000 in principal amount of its 8.500% Senior Notes due 2019 (the “Securities”). The Securities will be issued pursuant to the provisions of the same indenture, dated as of June 3, 2011 (the “Indenture”), among the Company, the “Guarantors” (as defined below) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”) as the Company’s outstanding $600,000,000 aggregate principal amount of 8.500% Senior Secured Notes due 2019 (the “Existing Notes”). The Securities and the Existing Notes will be treated as a single class for all purposes under the Indenture and the terms of the Securities and the Existing Notes will be identical. The Existing Notes were exchanged for notes registered under the Securities Act of 1933, as amended (the “Securities Act”) in January 2012. The Securities will be initially and severally guaranteed (the “Guarantees”) by each entity set forth in Schedule IV hereto (referred to herein as the “Guarantors”). The Securities and the Guarantees are referred to collectively herein as the “Offered Securities.” The Offered Securities will be offered without being registered under the Securities Act, to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”).

In connection with the sale of the Offered Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including a description of the terms of the Offered Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

Holders of the Securities will have the registration rights set forth in the registration rights agreement applicable to the Securities (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date (as defined in Section 4). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree, among other things, to file with the Commission (a) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to Senior Notes (the “Exchange Notes”) which shall be identical to the Securities (except that the Exchange Notes shall have been registered pursuant to such registration statement and will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Securities (such offer to exchange being referred to as the “Exchange Offer”), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Securities. If the Company fails to satisfy its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Securities under certain circumstances.

1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, represents and warrants to, and agrees with, you that:

(a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum did not, at the time of the sale of the Offered Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Preliminary Memorandum, as of its date, did not, and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

(c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d) Each Guarantor has been duly formed, is validly existing as a corporation or limited liability company in good standing under the laws of jurisdiction of its incorporation or formation, has the corporate or limited liability company power and authority necessary to own or hold its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the membership interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims except for liens and encumbrances permitted under the Fourth Amended and Restated Credit Agreement dated as of May 5, 2011, by and among the Company and the various financial institutions and other persons party thereto (as amended, the “Credit Agreement”); and other than the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”), none of the Company’s subsidiaries is a “significant subsidiary,” as such term is defined in Rule 405 under the Securities Act.

(e) The Company and the Guarantors have all requisite power and authority to execute and deliver this Agreement and to otherwise perform their respective obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(f) The shares of common stock of the Company that are outstanding, prior to the issuance of the Offered Securities, have been duly authorized and are validly issued, fully paid and non-assessable. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any person or entity, other than the subsidiaries listed on Exhibit 21.1 to the Form 10-K.

(g) The table under the caption “Capitalization” in the Time of Sale Memorandum and in the Final Memorandum (including the footnotes thereto) sets forth or will set forth, as of the date of such table, (i) the actual cash and cash equivalents and capitalization of the Company and its subsidiaries on a consolidated basis and (ii) the pro forma cash and cash equivalents and capitalization of the Company and its subsidiaries on a consolidated basis, after giving effect to the offer and sale of the Offered Securities and the application of the net proceeds therefrom as described in the Time of Sale Memorandum and in the Final Memorandum under the section entitled “Use of Proceeds.”

(h) No labor disturbance by the employees of the Company or the Guarantors exists or, to the knowledge of the Company or the Guarantors, is imminent or threatened, which might be expected to have a Material Adverse Effect.

(i) No “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company relating to any rating assigned to the Company or the Guarantors or to any securities of the Company or the Guarantors, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or the Guarantors or any securities of the Company or the Guarantors.

(j) The Company intends to use the proceeds of the offering and sale of the Offered Securities in the manner described in the Time of Sale Memorandum and the Final Memorandum under the caption “Use of Proceeds.”

(k) Except as disclosed in the Time of Sale Memorandum or the Final Memorandum and as it relates to the Initial Purchasers, neither the Company nor any affiliate (as defined in Rule 501(b) under the Securities Act) has and, to its knowledge after due inquiry, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Offered Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Offered Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(l) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, entitled to the benefit of the Indenture and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (whether applied by a court of law or equity), an implied covenant of good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought and (iii) any limitations on rights to indemnity or contribution thereunder by federal or state securities laws and public policy considerations (collectively, the “Enforceability Exceptions”).

(m) The Guarantees, as evidenced by the notations of Guarantees attached to the Securities, have been duly and validly authorized by the Guarantors and, upon their execution by the Guarantors, such notations will be duly executed, issued and delivered by each of the Guarantors. When the Securities have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor will be duly issued and the legal, valid and binding obligation of such Guarantor, entitled to the benefit of the Indenture and the Registration Rights Agreement, and enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(n) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(o) The Registration Rights Agreement has been duly authorized and, when executed and delivered by the Company and the Guarantors, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(p) The Exchange Notes have been duly authorized by the Company, and the guarantees of the Exchange Notes (the “Exchange Guarantees”) have been duly authorized by the Guarantors.

(q) No transaction has occurred between or among the Company, any of its subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to have been described under applicable securities laws in the Company’s filings under the Exchange Act and is not so described.

(r) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, this Agreement, the Offered Securities, the Registration Rights Agreement, the Exchange Notes and the Exchange Guarantees, and the performance by the Company and the Guarantors of their respective obligations under the Indenture, will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation, or the by-laws or other governing documents of the Company or any of its subsidiaries, (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument binding upon the Company or any of its subsidiaries or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary or any of their property or assets; except, with respect to clauses (iii) and (iv) only, for any such contravention that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Subject to the accuracy of the representations and warranties in Section 7 hereof, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement, the Exchange Notes or the Exchange Guarantees, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities, the consummation of the transactions contemplated hereby, and the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in each of the Time of Sale Memorandum and the Final Memorandum.

(s) The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the captions “Description of Notes,” “Exchange Offer; Registration Rights” and “Certain United States Federal Tax Considerations,” as the case may be, insofar as they constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information presented with respect to such legal matters, documents or proceedings.

(t) Offered Securities are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Offered Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Company of the same class as the Offered Securities have been offered, issued or sold by the Company or any of its Affiliates, including any sales pursuant to Rule 144A or Regulation D or S of the Securities Act, within the six-month period immediately prior to the date hereof.

(u) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Time of Sale Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, nor from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries.

(v) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Time of Sale Memorandum comply in all material respects with the applicable requirements under the Securities Act, and such financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The financial information contained in the Time of Sale Memorandum under the caption “Summary—Summary Historical Financial Information” is derived from the accounting records of the Company and its subsidiaries and fairly presents the information purported to be shown thereby. The other historical financial and statistical information and data included or incorporated by reference in the Time of Sale Memorandum are, in all material respects, fairly presented.

(w) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that would have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company and the Guarantors to perform their obligations under this Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement, the Exchange Notes or the Exchange Guarantees or to consummate the transactions contemplated hereby.

(x) There are no contracts or other documents which are required to be described in the Company’s filings under the Exchange Act or filed as exhibits to any of the Company’s filings under the Exchange Act or by the rules and regulations thereunder which have not been described or filed as required.

(y) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to protection of workplace health and safety, the environment, hazardous or toxic substances, or wastes, pollutants or environmental contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as would not have a Material Adverse Effect, neither the Company nor its subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(z) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, hazardous substances or petroleum or fractions thereof by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable Environmental Law or which would require remedial action under any applicable Environmental Law, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes, hazardous substances or petroleum or fractions thereof due to or caused by the Company or any of its subsidiaries or any person acting on their behalf, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in applicable Environmental Laws.

(aa) Ernst & Young LLP, who have (i) certified certain financial statements of the Company, whose report appears in the Form 10-K incorporated by reference in the Time of Sale Memorandum and the Final Memorandum and who have delivered the initial letters referred to in Section 5(e) hereof, are independent public accountants with respect to the Company as required by the Securities Act and the rules and regulations thereunder.

(bb) The Company and each of its subsidiaries have (i) generally satisfactory title to all their respective interests in their natural gas and oil properties owned or leased by them, title investigations having been carried out by the Company and its subsidiaries in accordance with the practice in the oil and gas industries in the areas in which the Company and its subsidiaries operate, (ii) good and marketable title in fee simple to all real property owned by them to the extent necessary to carry on their business and (iii) good and marketable title to all personal property owned by them to the extent necessary to carry on their business, in each case free and clear of all liens, encumbrances and defects, except as may be a “Permitted Lien” as defined under the caption “Description of Notes” in the Time of Sale Memorandum (other than under clauses (3), (4) and (5) of such definition) or such as are described in the Time of Sale Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company and its subsidiaries; and, to the extent material to the business and operations of the Company and its subsidiaries, taken as a whole, all assets held under lease by the Company and its subsidiaries, other than their interests in natural gas and oil properties, are held by them under valid, subsisting and enforceable leases, with such exceptions that do not interfere with the use made of such properties and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(cc) The Company and its subsidiaries carry, or are covered by, insurance by reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of the business operated by them and the value of their properties and as is customary for companies engaged in the oil and gas exploration and production industry. Neither the Company nor any subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(dd) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their business and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, where if determined adversely to the Company or its subsidiaries would have a Material Adverse Effect.

(ee) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in Section 4043 of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3 of ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 4975 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified (except as would not result in any material liability of the Company or its subsidiaries) and nothing has occurred, to the Company’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(ff) The Company and its subsidiaries have filed all federal, state and local income and franchise Tax returns required to be filed through the date hereof and have paid all Taxes due thereon, and no Tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company or any of the Guarantors have any knowledge of any Tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto.

(gg) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(hh) Neither the Company nor any of the Guarantors (i) is in violation of its articles of incorporation, bylaws or other governing documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject where such default would reasonably be expected to have a Material Adverse Effect or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except where such violation or failure would not reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) The operations of the Company and its subsidiaries are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, after due inquiry, threatened.

(kk) Neither the Company nor any of its subsidiaries or, to the Company’s knowledge, after due inquiry, any director, officer, agent, employee or Affiliate (as defined below) of the Company or any of its subsidiaries or other person acting on their behalf is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offer and sale of the Offered Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Netherland, Sewell & Associates, (i) whose report regarding the oil and natural gas reserves of the Company and its subsidiaries is incorporated by reference in the Time of Sale Memorandum and the Final Memorandum (the “Company Reserve Report”), (ii) who issued a report, dated as of October 12, 2012, regarding the proved reserves as of June 30, 2012 attributable to certain oil and gas properties located in the Gulf of Mexico to be acquired from Newfield Exploration Gulf Coast LLC by the Company (the “Newfield Report”) and (iii) who has delivered the letter regarding the Company referred to in Section 5(f) hereof, was, as of the dates of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. The information underlying the estimates of oil and natural gas reserves of the Company and its subsidiaries, which the Company prepared and supplied to Netherland, Sewell & Associates for the purpose of preparing the Company Reserve Report and the Newfield Report was true and correct in all material respects on the dates such estimates were made, except for such inaccuracies when taken as a whole would not result in the material misstatement of the estimate of proved reserves of the Company and its subsidiaries, the future net cash flows therefrom or the present value thereof, and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening product price fluctuations as described in the Time of Sale Memorandum and the Final Memorandum, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Time of Sale Memorandum and the Final Memorandum and as reflected in the Company Reserve Report and the Newfield Report, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Time of Sale Memorandum and the Final Memorandum and reflected in the Company Reserve Report and the Newfield Report comply in all material respects with applicable requirements of Regulation S-X and the industry guidelines in Subpart 1200 to Regulation S-K under the Securities Act.

(mm) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(nn) Since the date of the latest financial statements included or incorporated by reference in the Time of Sale Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect the Company’s internal control over financial reporting.

(oo) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(pp) The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchasers) in connection with the offering or any of the transactions contemplated in this Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement, the Exchange Notes or the Exchange Guarantees, and the Company is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchasers).

(qq) Neither the Company nor the Guarantors are, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(rr) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities or (ii) offered or solicited offers to buy or sell the Offered Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(ss) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company in this paragraph with respect to the Initial Purchasers.

(tt) Assuming the accuracy of representations and warranties in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(uu) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

Each certificate signed by any officer of the Company or the Guarantors delivered to the Representative shall be deemed a representation and warranty by the Company or the Guarantors (and not individually by such officer) to the Representative with respect to the matters covered thereby.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 104.425% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from June 15, 2012.

3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Offered Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4. Payment and Delivery. Payment for the Offered Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Offered Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on October 24, 2012, or at such other time on the same or such other date as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

The Offered Securities shall be in global form and registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The Offered Securities shall be delivered to you on the Closing Date through the facilities of DTC for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Offered Securities on the Closing Date are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum provided to the prospective purchasers of the Offered Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.

(b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the Guarantors, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Initial Purchasers shall have received on the Closing Date an opinion of Vinson & Elkins LLP, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto. Such opinion shall be rendered to the Representative at the request of the Company and shall so state therein.

(d) The Initial Purchasers shall have received on the Closing Date an opinion of White & Case LLP, counsel for the Initial Purchasers, dated the Closing Date, covering such matters as requested by the Representative.

(e) The Representative, on behalf of the Initial Purchasers, shall have received from Ernst & Young, LLP as public accountants for the Company, a letter, on each of the date hereof and the Closing Date, dated the date hereof or the Closing Date, as the case may be, in each case in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three days prior to the date hereof.

(f) The Initial Purchasers shall have received from Netherland Sewell & Associates, the Company’s independent petroleum engineers, a letter, on each of the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representative, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the natural gas and oil reserves and future net cash flows is given in the Time of Sale Memorandum and the Final Memorandum, as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the natural gas and oil reserves of the Company and such other matters as the Representative reasonably may request.

(g) On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

6. Covenants of the Company and the Guarantors. The Company and the Guarantors covenant with each Initial Purchaser as follows:

(a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents referred to therein and any supplements and amendments thereto as you may reasonably request.

(b) Before amending or supplementing the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.

(d) If the Time of Sale Memorandum is being used to solicit offers to buy the Offered Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to any dealer upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Offered Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers and to such dealers as the Representative may designate, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(g) To use the proceeds from the offer and sale of the Offered Securities in the manner described in the Time of Sale Memorandum and the Final Memorandum under the caption “Use of Proceeds.”

(h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Offered Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the preparation, issuance and delivery of the Offered Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state securities laws and all expenses in connection with the qualification of the Offered Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Offered Securities, (v) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Offered Securities by them and any advertising expenses connected with any offers they may make.

(i) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Offered Securities in a manner which would require the registration under the Securities Act of the Offered Securities.

(j) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to solicit any offer to buy or offer or sell the Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(k) While any of the Offered Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Offered Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(l) The Company agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum, any Additional Written Offering Communication, the Final Memorandum and any other agreements or documents relating thereto, including without limitation, the Indenture, to Xtract Research LLC (“Xtract”), following completion of the offering, for inclusion in an online research service sponsored by Xtract, access to which shall be restricted by Xtract to QIBs (as defined below).

(m) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Offered Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

(n) During the period of one year after the Closing Date the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Offered Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

The Company also agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than the sale of the Offered Securities under this Agreement).

7. Offering of Offered Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Offered Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will solicit offers for such Offered Securities only from, and will offer such Offered Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Offered Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Notice to Investors.”

(b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

(i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Offered Securities, or possession or distribution of the Preliminary Memorandum, the

Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Offered Securities, in any country or jurisdiction where action for that purpose is required;

(ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Offered Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;

(iii) the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

(iv) such Initial Purchaser has offered the Offered Securities and will offer and sell the Offered Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Offered Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and

(v) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Offered Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this Section 7(b) have the meanings given to them by Regulation S.

8. Indemnity and Contribution. (a) The Company and each Guarantor agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their respective directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by the Company, or the Final Memorandum or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. LLC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Offered Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to be supplied by the Guarantors. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Offered Securities they have purchased hereunder, and not joint.

(e) The Company, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold by it in the initial placement of such Offered Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.

10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Offered Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offered Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Offered Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Offered Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Offered Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Offered Securities.

(b) The Company and the Guarantors acknowledge that in connection with the offering of the Offered Securities: (i) the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Initial Purchasers owe the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company and the Guarantors. The Company and the Guarantors waive to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to W&T Offshore, Inc. Nine Greenway Plaza, Suite 300, Houston, Texas 77046, Attention: John. D Gibbons (Fax: 713-626-8527). In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

Very truly yours, W&T OFFSHORE, INC.

By:	/s/ John D. Gibbons
Name: John D. Gibbons
Title: Senior Vice President and Chief Financial Officer

W&T ENERGY VI, LLC W&T ENERGY VII, LLC

By:	/s/ Thomas F. Getten
Name: Thomas F. Getten
Title: Authorized Representative

Accepted as of the date hereof Morgan Stanley & Co. LLC Actingseverally on behalf of itself and the several Initial Purchasers named in Schedule I hereto. By: Morgan Stanley & Co. LLC

By:	/s/ Henrik Sandstrom
Name: Henrik Sandstrom
Title: Authorized Signatory

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Morgan Stanley & Co. LLC	$108,333,000
TD Securities (USA) LLC	33,334,000
Wells Fargo Securities, LLC	33,334,000
Global Hunter Securities, LLC	16,667,000
Lloyds Securities Inc.	16,667,000
Natixis Securities Americas LLC	16,667,000
Scotia Capital (USA) Inc.	16,667,000
ABN AMRO Securities (USA) LLC	8,333,000
Capital One Southcoast, Inc.	8,333,000
Citigroup Global Markets Inc.	8,333,000
Goldman, Sachs & Co.	8,333,000
IBERIA Capital Partners L.L.C.	8,333,000
ING Financial Markets LLC	8,333,000
SMBC Nikko Capital Markets Limited	8,333,000
Total:	$300,000,000

.

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SCHEDULE II

Time of Sale Memorandum

1.	Preliminary Memorandum issued October 17, 2012

2.	Pricing Supplement on Schedule III

II-1

SCHEDULE III

FINAL PRICING SUPPLEMENT

Issued October 17, 2012

$300,000,000

W&T OFFSHORE, INC.

8.500% SENIOR NOTES DUE 2019

Pricing Supplement dated October 17, 2012 to Preliminary Offering Memorandum dated October 17, 2012 of W&T Offshore, Inc.

This Pricing Supplement incorporates the Preliminary Offering Memorandum in its entirety herein. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

Issuer:	W&T Offshore, Inc.

Security Description:	8.500% Senior Notes due 2019

Distribution:	144A/Regulation S – with Registration Rights

Face:	$300,000,000

Gross Proceeds:	$318,000,000

Net Proceeds:	$312,000,000 (after deducting the initial purchasers’ discount and estimated offering expenses payable by the issuer and excluding accrued interest from June 15, 2012)

Coupon:	8.500%

Yield to Worst:	6.963%

Yield to Worst Maturity:	June 15, 2017

Maturity:	June 15, 2019

Offering Price:	106.000% and accrued interest from June 15, 2012.

Interest Payment Dates:	Interest on the notes will accrue at the rate of 8.500% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2012. We will make each interest payment to the holders of record on the immediately preceding June 1 and December 1.

III-1

Equity Clawback:	Prior to June 15, 2014, we may on one or more occasions redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings, at a price equal to 108.500% of the aggregate principal amount of the notes plus accrued and unpaid interest.

Optional redemption:	Prior to June 15, 2015, we may redeem all or part of the notes at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus a make-whole premium at T+50bps and accrued and unpaid interest. Then:

On or after June 15: Price:
2015 104.250%
2016 102.125%
2017 and thereafter 100.000%

Change of control:	Put at 101% of the aggregate principal amount of the notes repurchased plus accrued and unpaid interest on the notes repurchased.

Ranking:	Senior unsecured obligations.

Trade Date:	October 17, 2012

Settlement Date:

October 24, 2012 (T+5)

It is expected that delivery of the notes will be made against payment therefor on or about October 24, 2012, which will be the fifth business day following the date of pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery hereunder will be required, by virtue of the fact that the notes will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of notes who wish to trade the notes prior to their delivery hereunder should consult their own advisors.

Reference Treasury:	UST2.75% due May 31, 2017

Spread to Treasury:	+629 bps

Denominations:	The notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Ratings:	B3/B

III-2

Joint Book-Running Managers:	Morgan Stanley & Co. LLC TD Securities (USA) LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Global Hunter Securities, LLC Lloyds Securities Inc. Natixis Securities Americas LLC Scotia Capital (USA) Inc.

Co-Managers:

ABN AMRO Securities (USA) LLC

Capital One Southcoast, Inc.

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

IBERIA Capital Partners L.L.C.

ING Financial Markets LLC

SMBC Nikko Capital Markets Limited

CUSIP:	144A: 92922P AD8 Reg S: U85254 AC1

ISIN:	144A: US92922PAD87 Reg S: USU85254AC11

Capitalization:	The “As Adjusted” column of the table and accompanying footnote on page 38 of the Preliminary Offering Memorandum are replaced in their entirety with the following:

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	As of June 30, 2012
	As Adjusted
	(in thousands) (unaudited)
Cash and cash equivalents	$240,533

Total debt:
Revolving credit facility(1)	$—
Senior Notes due 2019	900,000	(2)

Total long-term debt	900,000	(2)
Current maturities of long-term debt	—

Long-term debt	900,000	(2)
Shareholders’ equity	595,167

Total capitalization	$1,495,167	(2)

(1)	As of October 9, 2012, we had $305 million of borrowings outstanding under our revolving credit facility. Following the consummation of this offering and the application of the net proceeds as described herein, we expect to have no borrowings outstanding under our revolving credit facility. See “Description of Other Indebtedness—Credit Agreement.”
(2)	Excludes issuance premium on the new notes.

Other Changes to the Preliminary Offering Memorandum:	Use of Proceeds The first two sentences on page 37 of the Preliminary Offering Memorandum shall be revised to reflect the revisions indicated by the blacklined language below:

We expect the net proceeds from this offering will be approximately $312,000,000 ~~million~~, after deducting the initial purchasers’ discount and estimated offering expenses payable by us and excluding accrued interest from June 15, 2012. We intend to use the net proceeds from the sale of the new notes to repay ~~a portion~~ all of our outstanding indebtedness under our revolving credit facility, a portion of which was recently incurred to partially fund our Newfield Acquisition, and for general corporate purposes.

Description of Other Indebtedness

The last sentence of the first paragraph on page 44 of the Preliminary Offering Memorandum shall be revised to reflect the revisions indicated by the blacklined language below:

III-4

As of June 30, 2012, on a pro forma basis after giving effect to this offering, and the application of the net proceeds as described in “Use of Proceeds,” we would have had $~~587.5~~ 575.0 million available for borrowing under our Credit Agreement, after borrowing base adjustments resulting from this offering.

This material is strictly confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the offering memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

A copy of the offering memorandum for the offering can be obtained from your Morgan Stanley sales person or Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: High Yield New Issue Group.

III-5

SCHEDULE IV

GUARANTORS

1.	W&T ENERGY VI, LLC

2.	W&T ENERGY VII, LLC

IV-1

EXHIBIT A

OPINION OF COUNSEL FOR THE COMPANY

The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Purchase Agreement shall be to the effect that:

A. The Company is validly existing as a corporation in good standing under the laws of the State of Texas, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction indicated in the schedule attached hereto.

B. Each Guarantor is validly existing in good standing under the laws of its jurisdiction of formation, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction indicated in the schedule attached hereto.

C. Each Guarantor has all limited liability company power and authority necessary to own or hold its respective properties and conduct the business in which it is engaged.

D. The Company has the authorized equity capitalization as set forth in the Time of Sale Memorandum; all of the issued membership interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming the Company as debtor is on file in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or those created by the Credit Facility.

E. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

F. The Company and the Guarantors have all requisite corporate or limited liability company power and authority to execute and deliver the Purchase Agreement and to perform their obligations under the Purchase Agreement.

G. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, and assuming the due execution and delivery of the Indenture by the Trustee and the authentication and delivery of the Securities by the Trustee, will be valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

H. The Guarantees have been duly and validly authorized by the Guarantors. When the Securities have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, and assuming the due execution and delivery of the Indenture by the Trustee and the authentication and delivery of the Securities by the Trustee, the Guarantee of each Guarantor will be duly issued and constitute the legal, valid and binding obligation of such Guarantor, entitled to the benefit of the Indenture, and enforceable against such Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

I. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors, and assuming the due execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of, the Company and each of the Guarantors, enforceable in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

J. The Registration Rights Agreement has been duly authorized, executed and delivered by, and is a valid and binding obligation of the Company and each of the Guarantors, enforceable in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

K. The Exchange Notes have been duly authorized by the Company and, when executed, authenticated, issued and delivered in exchange for the Securities in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, and assuming the due execution and delivery of the Indenture by the Trustee and the authentication and delivery of the Exchange Notes by the Trustee, the Exchange Notes will constitute “Notes” under the terms of the Indenture, will be valid and binding obligations of the Company, entitled to the benefit of the Indenture, and enforceable in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

L. The Exchange Guarantees have been duly authorized by the Guarantors and, when executed and delivered by the Guarantors, and when the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Notes in accordance with the terms of the Indenture, the

Registration Rights Agreement and the Exchange Offer, and assuming the due execution and delivery of the Indenture by the Trustee and the authentication and delivery of the Exchange Notes by the Trustee, the Exchange Guarantees will constitute “Guarantees” under the terms of the Indenture, will be valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

M. The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their obligations under, the Purchase Agreement, the Offered Securities, the Registration Rights Agreement, the Exchange Notes and the Exchange Guarantees, and the performance by the Company and the Guarantors of their respective obligations under the Indenture, will not contravene any provision of (i) the certificate of incorporation or bylaws of the Company or the Certificate of Formation or limited liability company agreement of each Guarantor, (ii) to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any Guarantors that is listed as an exhibit to the Form 10-K or as an exhibit to any subsequently filed report under the Exchange Act and that is still in effect, (iii) the Delaware LLC Act, any federal, Texas or New York statute, rule or regulation applicable to the Company or any Guarantor, or to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Guarantor; except, with respect to clauses (ii) and (iii) only, for any such contravention that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. With respect to clauses (ii) and (iii) above, such counsel need express no opinion as to the applicability of any federal or state securities or Blue Sky laws.

N. No consent, approval, authorization or order of, or filing or registration or qualification with, any governmental body or agency is required for the performance by the Company and Guarantors of their respective obligations under the Purchase Agreement, the Indenture, the Offered Securities, the Registration Rights Agreement or the Exchange Notes, except (i) such as have previously been obtained, (ii) such as may be required by state securities or Blue Sky laws in connection with the offer and sale of the Offered Securities, as to which such counsel need express no opinion and (iii) such as may be required under federal securities laws, as to which such counsel need express no opinion other than the opinion provided in paragraph R below.

O. Neither the Company nor the Guarantors are, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

P. The statements relating to legal matters, documents or proceedings included in (i) the Time of Sale Memorandum and the Final Memorandum under the captions “Description of Notes,” “Exchange Offer; Registration Rights” and “Notice to Investors,” (ii) the Form 10-K under the caption “Item 1. Business—Regulation,” and (iii) the Final Memorandum under the caption “Plan of Distribution,” in each case fairly summarize in all material respects such matters, documents or proceedings.

Q. The statements in each of the Time of Sale Memorandum and the Final Memorandum under the caption “Certain United States Federal Income and Estate Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

R. Based upon the representations, warranties and agreements of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Offered Securities by the Initial Purchasers in accordance with the Purchase Agreement to register the Offered Securities under the Securities Act of 1933 or, prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement, to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Security.

In addition, such counsel should state that nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Time of Sale Memorandum (except for the financial statements and financial schedules and other financial and accounting data, and the oil and natural gas reserve and future net revenue data included or incorporated by reference in or omitted from the Time of Sale Memorandum, as to which such counsel need not express any belief) as of the date of the Purchase Agreement or as amended or supplemented, if applicable, as of the Time of First Sale (which such counsel may assume to be [•] p.m. New York City time on the date of this Agreement) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) the Final Memorandum (except for the financial statements and financial schedules and other financial and accounting data, and the oil and natural gas reserve and future net revenue data included or incorporated by reference in or omitted from the Time of Sale Memorandum, as to which such counsel need not express any belief) as of its date contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters referred to in the paragraph above, counsel may state that its beliefs are based upon its participation in the preparation of the Time of Sale Memorandum and the Final Memorandum (and any amendments or supplements thereto) and review and discussion of the contents thereof and review of the documents referred to therein, but are without independent check or verification except as specified.

SCHEDULE OF QUALIFICATION

Name of Entity	Domestic Jurisdiction	Foreign Qualifications
W&T Offshore, Inc.	Texas	Alabama, Louisiana

W&T Energy VI, LLC	Delaware	Alabama

W&T Energy VII, LLC	Delaware	None

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